UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2022

ImmunityBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3530 John Hopkins Court
San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 633-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
As previously disclosed, in 2019, NantCell, Inc., a wholly-owned subsidiary of ImmunityBio, Inc. (the “Company”), along with Immunotherapy NANTibody, LLC (“NANTibody” and collectively, “Claimants”), a joint venture between the Company and Sorrento Therapeutics, Inc. (“Sorrento”), filed an arbitration proceeding against Sorrento and its Chairman, president and Chief Executive Officer, Dr. Henry Ji, for claims of fraud, breach of contract, breach of the covenant of good faith and fair dealing, tortious interference with contract and unjust enrichment, and seeking damages and declaratory relief relating to allegations of Sorrento’s fraud and breach of obligations to provide antibody-based cancer therapies pursuant to two exclusive license agreements. On December 2, 2022, the arbitrator executed a final award in the aggregate amount of $173.5 million for Sorrento’s breaches of both license agreements, of which $156.8 million is payable to the Company and the remainder is payable to NANTibody, the Company’s subsidiary. In addition, the arbitrator determined that the Claimants are entitled to declaratory relief that both license agreements remain in full force and effect, with respect to ImmunityBio’s PD-L1 NK cell. The arbitrator further declared that Sorrento and Claimants have no further rights or obligations under either license agreement with respect to other targets. Sorrento has no further obligation to contribute materials or know how with respect to the PD-LI antibody, and Claimants are not required to return any materials or know how received from Sorrento.
This decision by the arbitrator is final and binding on the parties, and we intend to pursue confirmation of the award promptly. After obtaining a judgment, we intend to pursue vigorously the collection of the award and applicable interest from Sorrento, but we make no assurances that we will receive the full amount or with respect to the timing of our receipt of funds. Other previously disclosed disputes between the Company or affiliates of the Company and Sorrento are not resolved by the decision in the arbitration proceeding.
Item 9.01     Financial Statements and Exhibits.
(a)Financial statements of businesses or funds acquired.
None.
(b)Pro forma financial information.
None.
(c)Shell company transactions.
None.
(d)Exhibits.

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.
Registrant

Date: December 5, 2022	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer